SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 25, 2006

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 SCIENCE CENTER DRIVE,
                              SAN DIEGO, CALIFORNIA
                    (Address of principal executive offices)

       (858) 550-7500 (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)




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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

CHAIRMAN AND CEO COMPENSATION

         On August 1, 2006, Ligand Pharmaceuticals Incorporated (the "Company") announced the appointment of Henry F. Blissenbach as Chairman and interim Chief Executive Officer. In connection with that appointment, the Company entered into an agreement with Dr. Blissenbach regarding his compensation for serving in those capacities, which included a monthly salary of $75,000, incentive compensation of up to $100,000 based upon his performance of certain objectives to be agreed upon and a special stock option grant to purchase 150,000 shares of the Company's common stock. The Company also agreed to reimburse Dr. Blissenbach for all reasonable expenses incurred in discharging his duties as interim Chief Executive Officer.

         On August 25, 2006, upon review of additional facts and circumstances, the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") approved, and the Company and Dr. Blissenbach agreed to, modifications to his compensation package as follows, effective retroactively to August 1, 2006:

o Base salary changed to $40,000 per month from $75,000 per month.
o Maximum bonus changed to $100,000 from $150,000.
o All other terms remain unchanged.

SEVERANCE AGREEMENTS

         On August 25, 2006, the Compensation Committee also approved and ratified, and the Company has begun entering into additional severance agreements with certain of its officers and executive officers as additional retention incentives and to provide severance benefits to these officers that are more closely equivalent to severance benefits already in place for other executive officers.

         These additional agreements consist of a) change of control severance agreements ("Change of Control Severance Agreements") and b) "ordinary" severance agreements that apply regardless of a change of control ("Ordinary Severance Agreements"). Each Change of Control Severance Agreement provides for payment of certain benefits to the officer in the event his employment is terminated without cause in connection with a change of control of the Company. These benefits include one year of salary, plus the average bonus (if any) for the prior two years, payment of health care premiums for one year and acceleration of stock options. With certain exceptions, the officer must be available for consulting services for one year and must abide by certain restrictive covenants, including non-competition and non-solicitation of the Company's employees. Each Ordinary Severance Agreement provides for payment of six months salary in the event the officer's employment is terminated without cause, regardless of a change of control.

         The Compensation Committee approved agreements for the following officers and executive officers as shown below:

         Richard Bowen:             Ordinary Severance Agreement and Change of
                                    Control Severance Agreement
         Warner Broaddus:           Ordinary Severance Agreement
         Tod Mertes:                Ordinary Severance Agreement
         Matthew Witte:             Ordinary Severance Agreement and Change of
                                    Control Severance Agreement

         The foregoing descriptions of the severance agreements do not purport to be complete and are qualified in their entirety by reference to such agreements. A copy of a form of Change of Control Severance Agreement is filed as Exhibit 10.1 hereto and a copy of a form of Ordinary Severance Agreement is filed as Exhibit 10.2 hereto, each of which is incorporated by reference herein.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

EXHIBIT NUMBER             DESCRIPTION
--------------            -------------

10.1               Form of Letter Agreement (Change of Control
                   Severance Agreement) by and between the Company and certain officers dated as of August 25, 2006

10.2 Form of Letter Agreement (Ordinary Severance Agreement) by and between the Company and certain officers dated as of August 25, 2006



                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.


                            LIGAND PHARMACEUTICALS INCORPORATED




  Date : August 30, 2006    By:      /s/ Warner R. Broaddus
                            Name:    Warner R. Broaddus
                            Title:   Vice President, General Counsel & Secretary




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